                                                                  EXHIBIT 4(b)



                                                      Draft of August 30, 1995


   FIRST SUPPLEMENTAL INDENTURE, dated as of September   , 1995, among AIRBORNE
FREIGHT CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), having its principal office at 3101 Western Avenue, Seattle, Washington 98111, ABX AIR, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called "ABX"), having its principal office at 145 Hunter Drive, Wilmington, Ohio 45177, AIRBORNE FORWARDING CORPORATION, a corporation duly organized under the laws of the State of Delaware (herein called "Airborne Forwarding"), having its principal office at 3101 Western Avenue, Seattle, Washington 98111, WILMINGTON AIR PARK, INC., a corporation duly organized and existing under the laws of the State of Ohio (herein called "Wilmington Air Park"), having its principal office at 145 Hunter Drive, Wilmington, Ohio 45177, AIRBORNE FTZ, INC., a corporation duly organized under the laws of the State of Ohio (herein called "Airborne FTZ"), having its principal office at 145 Hunter Drive, Wilmington, Ohio 45177, (ABX, Airborne Forwarding, Wilmington Air Park and Airborne FTZ, being herein collectively referred to as the "Guarantors" and each being individually referred to as a "Guarantor") and THE BANK OF NEW YORK, a New York banking corporation, as Trustee (herein called the "Trustee"), supplementing that certain Indenture, dated as of December 15, 1992 (the "Indenture"), among the Company, ABX, Airborne Forwarding and the Trustee.


                   RECITALS OF THE COMPANY AND THE GUARANTORS

                 The Company, ABX and Airborne Forwarding have heretofore executed and delivered to the Trustee the Indenture providing for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness (herein and therein called the "Securities"), to be issued in one or more series as in the Indenture provided.

                 Section 201 of the Indenture permits the form of the Securities of any series to be established pursuant to an indenture supplemental to the Indenture.

                 Section 301 of the Indenture permits the terms of the Securities of any series to be established pursuant to an indenture supplemental to the Indenture.

                 Section 901 of the Indenture provides, among other things, that, without the consent of any Holders, the

Company, when authorized by a Board Resolution of the Company, the Guarantors, when authorized by respective Board Resolutions of the Guarantors, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental thereto, in form satisfactory to the Trustee, to
(I) establish the form or terms of the Securities of any series as permitted by Sections 201 and 301 of the Indenture and (II) add to, change or eliminate any of the provisions of the Indenture in respect of one or more series of Securities, provided that any such addition, change or elimination (A) shall neither (i) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the Holder of any such Security with respect to such provision or (B) shall become effective only when there is no such Security Outstanding.

                 The Company and the Guarantors, pursuant to the foregoing authority, propose in and by this First Supplemental Indenture to establish the terms and form of the Securities of a new series denominated its "___% Notes Due _____, 2005" (the "Designated Securities") and to supplement the Indenture in certain respects with respect to the Designated Securities of such series, including the addition of Wilmington Air Park and Airborne FTZ as Guarantors.

                 All things necessary to make this First Supplemental Indenture a valid agreement of the Company and the Guarantors, and a valid supplement to the Indenture, in accordance with its terms, have been done.


                 NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

                 For and in consideration of the premises and the purchase of the Designated Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Designated Securities, as follows:


                                  ARTICLE ONE

                        Definitions and Other Provisions
                             of General Application

Section 101.  Definitions.

                 (a) For all purposes of this First Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                          (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

                          (2) capitalized terms used herein without definition shall have the meanings specified in the Indenture;

                          (3) unless the context otherwise requires, any reference to an "Article" or a "Section" refers to an Article or a Section, as the case may be, of this First Supplemental Indenture; and

                          (4) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this First Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision.

                 (b) The Indenture is hereby amended solely with respect to the Designated Securities by amending and restating in its entirety the definition of "Guarantors" set forth in Section 101 of the Indenture to read as follows:

                 "Guarantors" means ABX Air, Inc., a corporation duly organized and existing under the laws of the State of Delaware, Airborne Forwarding Corporation, a corporation duly organized under the laws of the State of Delaware, Wilmington Air Park, Inc., a corporation duly organized and existing under the laws of the State of Ohio, and Airborne FTZ, Inc., a corporation duly organized under the laws of the State of Ohio, except in the case any of such Persons has been released from its Guarantees hereunder in accordance with Section 1404 hereof.


                                  ARTICLE TWO

                                 Security Form

Section 201.  Form of Securities of this Series.

                 The Designated Securities shall be in the form attached hereto as Exhibit A.

                                 ARTICLE THREE

                            The Series of Securities

Section 301.  Title and Terms.

                 There is hereby created a series of Securities designated as the "_____% Notes Due __________, 2005" of the Company. The stated maturity of the Designated Securities shall be __________, 2005, on which date all principal of the Designated Securities shall become payable.

                 The Designated Securities shall bear interest at the rate of _____% per annum from __________, 1995. Interest on the Designated Securities shall be payable semi-annually on __________ and __________ of each year, commencing __________, 1996, until the principal thereof is made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the Persons in whose names the Designated Securities are registered at the close of business on the Regular Record Date for such interest, which shall be the __________ or __________ (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

                 The aggregate principal amount of Designated Securities which may be authenticated and delivered under this First Supplemental Indenture shall be limited to $100,000,000, except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the same series pursuant to Section 304, 305, 306, 906 or 1107 of the Indenture and except for any Securities which, pursuant to Section 303 of the Indenture, are deemed never to have been authenticated and delivered hereunder and under the Indenture.

                 The principal of and interest on the Designated Securities shall be payable at the office or agency of the Company in the Borough of Manhattan, the City of New York, maintained for such purpose, and at any other office or agency maintained by the Company for such purpose.

                 The Designated Securities shall be subject to both Defeasance and Covenant Defeasance as provided in Article Thirteen of the Indenture.

                 The Designated Securities shall be issued in the form of one or more Global Securities, and The Depository Trust Company shall act as Depositary in respect thereof.

                 The Designated Securities may not be redeemed and shall not be subject to any sinking fund.


                                  ARTICLE FOUR

                            Obligation of Guarantors

Section 401.  Guarantee by Wilmington Air Park and Airborne FTZ.

                 By execution and delivery hereof, Wilmington Air Park and Airborne FTZ each expressly agrees, solely with respect to the Designated Securities, to become a Guarantor under the Indenture and to be bound by all terms and provisions therein made applicable thereby to Wilmington Air Park and Airborne FTZ, including without limitation those set forth in Article Fourteen of the Indenture providing for the joint and several and unconditional guarantees of the Designated Securities by the Guarantors.


                                  ARTICLE FIVE

                                 Miscellaneous

Section 501.     Miscellaneous.

                 (a) The Trustee accepts the trusts created by the Indenture, as supplemented by this First Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Indenture, as supplemented hereby.

                 (b) The recitals contained herein shall be taken as statements of the Company or the Guarantors, as applicable, and the Trustee assumes no responsibility for their correctness.

                 (c) Each of the Company, ABX, Airborne Forwarding and the Trustee makes and reaffirms as of the date of execution of this First Supplemental Indenture all of its respective representations, covenants and agreements set forth in the Indenture as supplemented hereby.

                 (d) Each of Wilmington Air Park and Airborne FTZ makes, as of the date of execution of this First Supplemental Indenture, all of the respective representations, covenants and agreements set forth by the Guarantors in the Indenture as supplemented hereby.

                 (e) All covenants and agreements in this First Supplemental Indenture by the Company, the Guarantors or the Trustee shall bind its respective successors and assigns, whether so expressed or not.

                 (f) Except as otherwise provided herein, the Indenture shall remain in full force and effect in accordance with its terms.

                 (g) This First Supplemental Indenture shall have effect only with respect to the Designated Securities.

                 (h) This First Supplemental Indenture shall be governed by and construed in accordance with the law of the State of New York, but without regard to principles of conflicts of laws.

                 (i) This First Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture; and the Indenture, as supplemented hereby, shall be read, taken and construed as one and the same instrument.

                 This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                 IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed, all as of the day and year first above written.


[SEAL]                                      AIRBORNE FREIGHT CORPORATION



                                            By________________________________


Attest:



_____________________________

[SEAL]                                           ABX AIR, INC.



                                                 By____________________________


Attest:



_______________________________



[SEAL]                                           AIRBORNE FORWARDING
CORPORATION



                                                 By___________________________

Attest:



____________________________



[SEAL]                                           WILMINGTON AIR PARK, INC.



                                                 By___________________________

Attest:



__________________________

[SEAL]                                           AIRBORNE FTZ, INC.



                                                 By___________________________


Attest:



_____________________________



[SEAL]                                           THE BANK OF NEW YORK



                                                 By__________________________

Attest:



___________________________

State of Washington       )
                          )  ss.:
King County               )


                 On the _____ day of __________, 1995, before me personally came ____________________, to me known, who, being by me duly sworn, did depose and say that he is _______________ of Airborne Freight Corporation, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.


                                                       _________________________





State of Washington       )
                          )  ss.:
King County               )


                 On the _____ day of __________, 1995, before me personally came ____________________, to me known, who, being by me duly sworn, did depose and say that he is _______________ of ABX Air, Inc., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.


                                                       _________________________

State of Washington       )
                          )  ss.:
King County               )


                 On the _____ day of __________, 1995, before me personally came ____________________, to me known, who, being by me duly sworn, did depose and say that he is _______________ of Airborne Forwarding Corporation, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.


                                                       _________________________





State of _________        )
                          )  ss.:
County of ________        )


                 On the _____ day of __________, 1995, before me personally came ____________________, to me known, who, being by me duly sworn, did depose and say that he is _______________ of Wilmington Air Park, Inc., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.


                                                       _________________________

State of _________        )
                          )  ss.:
County of ________        )


                 On the _____ day of __________, 1995, before me personally came ____________________, to me known, who, being by me duly sworn, did depose and say that he is _______________ of Airborne FTZ, Inc., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.


                                                       _________________________





State of New York         )
                          )  ss.:
City of New York          )


                 On the _____ day of __________, 1995, before me personally came ____________________, to me known, who, being by me duly sworn, did depose and say that he is _______________ of The Bank of New York, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.


                                                       _________________________

                                                        Draft of August 30, 1995

                                                                       Exhibit A

                 [Insert for Securities issued in the form of one or more Global Securities --]: THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR SECURITIES REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN THE DEPOSITARY OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY SECURITY AUTHENTICATED AND DELIVERED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR OR IN LIEU OF, THIS SECURITY SHALL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.


                          AIRBORNE FREIGHT CORPORATION

                  ____________________________________________

No. .........                                                        $ ........
                                                               CUSIP No.

                 Airborne Freight Corporation, a corporation duly organized and existing under the laws of Delaware (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to _______________________________________________, or registered assigns, the principal sum of ______________________________________ Dollars on
________________________________________________________, and to pay interest thereon from _________, 1995 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on ____________ and ____________ in each year, commencing _________, 1996, at the rate of ....% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the _______ or _______ (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

                 Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, the City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

                 Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                 Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                 IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

                                                   AIRBORNE FREIGHT CORPORATION

                                                   By__________________________
Attest:

___________________________


         This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


Dated:                                     The Bank of New York,
                                                             As Trustee


                                           By___________________________
                                                  Authorized Signatory





                                     -A-2-

                 This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of December 15, 1992, as amended (herein called the "Indenture"), among the Company, ABX Air, Inc. ("ABX"), Airborne Forwarding Corporation ("Airborne Forwarding"), Wilmington Air Park, Inc. ("Wilmington Air Park") and Airborne FTZ, Inc. ("Airborne FTZ") (ABX, Airborne Forarding, Wilmington Air Park and Airborne FTZ being herein collectively referred to as the "Guarantors" and each being individually referred to as a "Guarantor"), and The Bank of New York, as Trustee (herein referred to as the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Guarantors and the Trustee and the Holders of the Securities and of the terms upon which the Securities and Guarantees endorsed thereon are, and are to be, authenticated and delivered. Except as otherwise specified as contemplated by
Section 301 of the Indenture, interest, if any, on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $100,000,000.

                 The Indenture contains provisions for defeasance at any time of (1) the entire indebtedness of this Security or (2) certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

                 If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

                 The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantors and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company, the Guarantors and the Trustee with the consent of the Holders of 66 2/3% in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on





                                     -A-3-
behalf of the Holders of all Securities of such series, to waive compliance by the Company or the Guarantors with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

                 As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

                 No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

                 As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registerable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and





                                     -A-4-
thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                 The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

                 No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                 Prior to due presentment of this Security for registration of transfer, the Company, the Guarantors, the Trustee and any agent of the Company, the Guarantors or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Guarantors, the Trustee nor any such agent shall be affected by notice to the contrary.

                All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.



                                     -A-5-

                                   Guarantee

                 For value received, each of the Guarantors hereby unconditionally Guarantees, to the Holder of the Security upon which this Guarantee is endorsed, and to the Trustee on behalf of such Holder, the due and punctual payment of the principal of (and premium, if any) and interest on such Security when and as the same shall become due and payable, whether at the Stated Maturity, by acceleration, or otherwise, according to the terms thereof and of the Indenture referred to therein. In case of the failure of the Company punctually to make any such payment, each of the Guarantors hereby agrees to cause such payment to be made punctually when and as the same shall become due and payable, whether at the Stated Maturity or by acceleration, or otherwise, and as if such payment were made by the Company.

                 Each of the Guarantors hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of such Security or the Indenture, the absence of any action to enforce the same, the election by the Trustee or any of the Holders in any proceeding under Chapter 11 of the Bankruptcy Code of the application of
Section 1111(b)(2) of the Bankruptcy Code, any borrowing or grant of a security interest by the Company, as debtor-in-possession, under Section 364 of the Bankruptcy Code, the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of the claims of the Trustee or any of the Holders for payment of any of the Securities, any waiver or consent by the Holder of such Security or by the Trustee or either of them with respect to any provisions thereof or of the Indenture, the obtaining of any judgment against the Company or any action to enforce the same or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each of the Guarantors hereby waives the benefits of diligence, presentment, demand of payment, or exhaust any right or take any action against the Company or any other Person, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to such Security or the Indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in such Security and in this Guarantee. Each of the Guarantors hereby agrees that, in the event of a default in payment of principal (or premium, if any) or any interest on such Security, whether at their Stated Maturity, by acceleration, call for redemption or otherwise, legal





                                     -A-6-
proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Security, subject to the terms and conditions set forth in the Indenture, directly against such Guarantor to enforce this Guarantee without first proceeding against the Company. Each of the Guarantors agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Securities, to collect any interest on the Securities, or to enforce or exercise any other right or remedy with respect to the Securities, such Guarantor agrees to pay to the Trustee for the account of the Holders, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

                 No reference herein to the Indenture and no provision of this Guarantee or of the Indenture shall alter or impair the Guarantee of any Guarantor, which is absolute and unconditional, of the due and punctual payment of the principal (and premium, if any) and any interest on the Security upon which this Guarantee is endorsed.

                 Each of the Guarantors shall be subrogated to all rights of the Holder of this Security against the Company in respect of any amounts paid by such Guarantor on account of this Security pursuant to the provisions of its Guarantee or the Indenture; provided, however, that such Guarantor shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until the principal of (and premium, if any) and any interest on this Security and all other Securities issued under the Indenture shall have been paid in full.

                 This Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company's assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Securities, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Securities, whether as a "voidable preference," "fraudulent transfer," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the





                                     -A-7-

Securities shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

                 No stockholder, officer, director, employer or incorporator, past, present or future, of any Guarantor, as such, shall have any personal liability under this Guarantee by reason of his, her or its status as such stockholder, officer, director, employer or incorporator.

                 The Guarantors shall be released from this Guarantee upon the terms and subject to the conditions provided in the Indenture.

                 All terms used in this Guarantee which are defined in the Indenture referred to in the Security upon which this Guarantee is endorsed shall have the meanings assigned to them in such Indenture.

                 This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Security upon which this Guarantee is endorsed shall have been executed by the Trustee under the Indenture by manual signature.

                 Reference is made to Article Fourteen of the Indenture for further provisions with respect to this Guarantee.

                 THIS GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.





                                     -A-8-

                 IN WITNESS WHEREOF, each of the Guarantors has caused this Guarantee to be duly executed.


                                  ABX AIR, INC.
                                    As Guarantor


                                  By________________________

                                  Attest:

                                  __________________________


                                  AIRBORNE FORWARDING CORPORATION
                                    As Guarantor


                                  By________________________

                                  Attest:

                                  __________________________


                                  WILMINGTON AIR PARK, INC.
                                    As Guarantor


                                  By________________________

                                  Attest:

                                  __________________________


                                  AIRBORNE FTZ, INC.
                                    As Guarantor


                                  By________________________

                                  Attest:

                                  __________________________





                                     -A-9-